Contact:
Kley Parkhurst
ePlus Investor Relations
Tel: 703-709-1924
kparkhurst@eplus.com
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EPLUS ANTICIPATES EXCEEDING WALL STREET THIRD
QUARTER AND FOURTH ESTIMATES

HERNDON, VA - December 27, 2000 - ePlus inc. (Nasdaq: “PLUS”), a leading provider of remotely-hosted, Web-based e-procurement, asset management, and financing solutions, today announced that it anticipates exceeding consensus Wall Street estimates for its third and fourth quarters as a result of higher than anticipated margins and lower than expected expenses.

For the third quarter ending 12/31/00, the Company anticipates exceeding the consensus Wall Street estimate of $0.11 per share by $0.05, or 45%, and expects to earn $0.16 per share for the quarter.

For its fourth quarter ending 3/31/01, the Company anticipates exceeding the consensus Wall Street estimate of $0.10 per share by $0.06, or 60%, and expects to earn $0.16 per share for the quarter.

For the year ending 3/31/01, the Company anticipates earning $0.75 per share, a 25% increase over consensus estimates of $0.60 per share.

Phillip G. Norton, chairman, president and chief executive officer “Our Internet strategy has been right on target from day one, and we are sticking with it. We are beginning to see some of our competitors try to change to our model. However, since we provide all of the requisite value-added services as principal - financing, settlement, and equipment sales and service - we don’t have to rely on partners to deliver those services to our customers. This is a distinct competitive advantage. And more importantly, we capture the margin that others are giving away.”

ePlus, ePlusSuite, Procure+, Manage+, and Service+ are trademarks of ePlus inc. Finance+ is a registered service mark of ePlus inc.. Other trademarks and service marks used herein are the property of their respective owners.

About ePlus:

ePlus is a leading provider of remotely-hosted, Web-based e-procurement, asset management, and financing solutions. ePlus both simplifies and shortens the implementation process by including customized workflow management and hosting the Procure+ and Manage+ solutions for its customers.

ePlus has 145 e-commerce customers which includes 109 implemented customers. Founded in 1990, the company is headquartered in Herndon, VA and has more than 20 locations in the US. For more information, visit our website at WWW.EPLUS.COM, call 800-827-5711 or email to INFO@EPLUS.COM.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release, which are not historical facts, may be deemed to contain forward-looking statements. Actual and anticipated future results may vary due to the following risks and uncertainties, including, without limitation, general economic conditions; fluctuations in operating results; its ability to effectively manage future growth, to retain and efficiently integrate our executive management team, and to identify, hire, train and retain, in a highly competitive market, individuals highly skilled in the Internet and its rapidly changing technology; the lack of long-term contracts in certain business units; its ability to enter into and retain its existing, strategic relationships; market acceptance; rapid technological change; a decline in Internet usage and intense competition in its market; its ability to effectively integrate the operational, managerial and financial aspects of future acquisitions; demand and competition for the Company’s lease financing and equipment sales and asset management services, and the products to be leased or sold by the Company; the continued availability to the Company of adequate financing including permanent non-recourse and recourse debt, and working capital lines of credit; the ability of the Company to recover its investment in equipment through remarketing; the successful execution of its e-commerce strategy; the amount of equipment ordered, purchased and/or leased by its customers; and other risks or uncertainties detailed in the Company’s Securities and Exchange Commission filings. Investors are cautioned that current financial results may not be indicative of future results.

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